ALEXION APPOINTS DEBORAH DUNSIRE, M.D. TO ITS BOARD OF DIRECTORS

- Dr. Dunsire Brings Deep Biopharmaceutical Experience to Alexion’s Board --
NEW HAVEN, Conn., January 22, 2018 -- Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced that Deborah Dunsire, M.D. has been appointed to the Company's Board of Directors as a new independent director. Dr. Dunsire is a proven leader in the biopharmaceutical industry with three decades of experience and a successful track record of growing businesses, fostering R&D and commercial development, and creating shareholder value.
Dr. Dunsire served as President and Chief Executive Officer of Millennium Pharmaceuticals, Inc. from 2005-2013, where she led the transformation of the company into a biotechnology industry leader.  Prior to Millennium, which became Takeda Oncology, Dr. Dunsire led the Novartis North America Oncology Business, which during her ten-year tenure grew in revenues from $50 million to more than $2.2 billion, and she served for eight years with Sandoz AG. Dr. Dunsire currently serves as President and Chief Executive Officer of Xtuit Pharmaceuticals, Inc., a privately held biopharmaceutical company developing novel therapeutics. Dr. Dunsire also serves on the boards of Xtuit and Ultragenyx Pharmaceutical, Inc., and previously served on the boards of Takeda Pharmaceuticals, Allergan, Inc. and FORUM Pharmaceuticals, Inc. She received her medical degree from the University of Witwatersrand, Johannesburg, South Africa.
David Brennan, Chairman of the Board, commented, "We are delighted to welcome Deborah to Alexion’s Board of Directors. Her experience will be highly valuable to our board as we continue to position Alexion to deliver long-term growth and sustainable value for our shareholders. Alexion has made excellent progress over the past year, enhancing our corporate governance, refocusing our business strategy and achieving important corporate milestones. We look forward to working with Deborah as we continue to build on our leadership in treating patients with rare diseases.”
Dr. Dunsire added: "Alexion is a world-class organization with innovative therapies and proven leadership in treating patients with rare diseases. I am excited to join the Alexion Board and look forward to contributing to the Company’s continued success.”
“Elliott strongly supports Deborah’s appointment to the Alexion Board,” said an Elliott spokesperson. “She is one of the biopharmaceutical industry’s most respected leaders and brings significant experience to the Board. This is another welcome step by Alexion to build on its recent accomplishments and enhance value creation for all shareholders.”

About Alexion
Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the innovation, development and commercialization of life-changing therapies. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH), atypical hemolytic uremic syndrome (aHUS), and anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG). In addition, Alexion has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). As the leader in complement biology for over 20 years, Alexion focuses its research efforts on novel molecules and targets in the complement cascade, and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. This press release and further information about Alexion can be found at: www.alexion.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including the risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended September 30, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.
Alexion Pharmaceuticals, Inc.
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